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                                                                   Exhibit 10.25



(QUINTILES TRANSNATIONAL CORP. LOGO)

     Quintiles Transnational Corp.
     Post Office Box 13979
     Research Triangle Park, NC 27709-3979
     918 998 2000 / Fax 919 998 9113
     http://www.quintiles.com


December 6, 2004

John Ratliff
QTRN

Re: Purchase of Pharma Shares

Dear John,

On July 15, 2004 you were offered the opportunity to purchase shares of common stock of Pharma Services Holding, Inc. for $0.2438 per share. In connection with potential tax liability to you resulting from your purchase of the shares, Quintiles will pay to you the amount of $204,096.33. You remain responsible for any personal tax liability whether or not this additional payment to you fully addresses your tax liability.

We recommend that you seek advice from your personal tax advisor regarding the payment and discuss with us by December 10, the related tax and withholding issues. You also should consider whether any changes are appropriate with respect to the 83(b) election you made in connection with the purchase.

If you have any questions, please contact me at 919-998-2517.

Sincerely,

/s/ Denise J. Eller

Denise J. Eller, CEBS
Associate Director, Global Compensation & Benefits